Nutek Oil, Inc.
900 N.E. Loop 410, Suite E-121
San Antonio, Texas 78209
Tel : 210-829-0442

September 15, 2003

To:

Peter R. Maupin
900 NE Loop 410, Suite D-201

Re: Letter Agreement for the services of Peter R. Maupin

Pete,

This will confirm our verbal agreement whereby we will contract the services of Peter R. Maupin in order to consult, supervise field operations and oversee general operations in South Texas for Nutek Oil, Inc. beginning October 1, 2003.

The general terms of our agreement are as follows:

1.   Services:   You  will be available for telephone consultation  as  may  be necessary. When available you will supervise well workovers, drilling, or re-entry operations. When available you will also supervise lease work.

2. Term: This agreement will continue in force from October 1, 2003 until terminated by fifteen (15) days notice given by either party.

3. Payment: You will earn fifty dollars per hour ($50.00) for any telephone consulting or evaluation of oil opportunities or materials provided to you by Nutek Oil for review.

4. Reimburse Expenses: Nutek Oil, Inc. will reimburse expenses to Peter R. Maupin at a flat rate of one hundred dollars ($100.00) per day for supervision of lease work and one hundred and fifty ($150.00) per day for supervision of well work.

5. Changes to agreement: This letter agreement may only be changed or amended in writing by both parties hereto.

I believe that this covers the general terms of our agreement.











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If  the above letter sets forth our agreement  as  you  understand  it,  please signify by signing below and returning one copy:

Accepted by:

Peter R. Maupin


By:  /s/ P.R. Maupin             9-15-03
----------------------           -------
/s/ P.R. Maupin, Individual      Date


Approved by:

Nutek Oil, Inc.


By:  /s/ Murray Conradie         9-15-03
------------------------         -------
Murray N. Conradie, CEO          Date



































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